As Filed with the Securities and Exchange Commission on February 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GDS Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

F4/F5, Building C, Sunland International,

No. 999 Zhouhai Road,

Pudong, Shanghai 200137

People's Republic of China

+86-21- 2029-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2016 Equity Incentive Plan

(Full title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

+1-212-947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel Newman Chief Financial Officer F4/F5, Building C, Sunland International, No. 999 Zhouhai Road, Pudong, Shanghai 200137 People's Republic of China +86-21- 2029-2200	Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852-2514-7600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (“Registration Statement”) is being filed pursuant to the General Instruction E to Form S-8 for the purpose of registering an aggregate of 29,252,600 additional Class A ordinary shares, par value US$0.00005 per share (the “Class A Ordinary Shares”) of GDS Holdings Limited (the “Registrant”), which are reserved for issuance under the Registrant’s 2016 Equity Incentive Plan (the “2016 Plan”). These 29,252,600 additional Class A Ordinary Shares have been authorized under the 2016 Plan as amended and effective on August 6, 2020, the date of the approval by the shareholders at the annual general meeting, pursuant to the 2016 Plan’s evergreen provisions. These 29,252,600 additional Class A Ordinary Shares are of the same class as other securities for which registration statements on Form S-8 were filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2016 (File No. 333-214800) and August 12, 2020 (File No. 333-244736) (the “Existing S-8 Registration Statements”), but were not registered under the Existing S-8 Registration Statements.

An aggregate of 89,299,848 Class A Ordinary Shares in the capital of the Registrant were previously registered for issuance under the 2016 Plan pursuant to the Existing S-8 Registration Statements. Pursuant to the General Instruction E to Form S-8, the contents of the Existing S-8 Registration Statements are incorporated by reference into this Registration Statement, except as otherwise set forth herein.

In accordance with the terms of the 2016 Plan, as amended, the total number of ordinary shares which may be issuable pursuant to awards under the 2016 Plan initially totaled 56,707,560 ordinary shares, provided, however, that the maximum number of unallocated ordinary shares which may be issuable pursuant to awards under the 2016 Plan shall be automatically increased on the first day of each fiscal year (i.e., January 1 of each calendar year) during which the Plan remains in effect to three percent (3%) of the then total issued and outstanding ordinary shares of the Registrant, if and whenever the unallocated ordinary shares which may be issuable pursuant to awards under the 2016 Plan account for less than one and half percent (1.5%) of the then total issued and outstanding Ordinary Shares of the Registrant.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a.            The Registrant’s registration statements on Form S-8 filed with the Commission on November 25, 2016 (File No. 333-214800) and August 12, 2020 (File No. 333-244736);

b.            The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2020, filed with the Commission on April 12, 2021; and

c.            The description of the Registrant’s Class A Ordinary Shares contained in its Registration Statement on Form 8-A (Registration No. 001-37925) filed with the Commission on October 20, 2016 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Class A Ordinary Shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-213951), as amended, originally filed with the Commission on October 4, 2016, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Form of Amended and Restated Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Registration Statement on Form F-1 (Registration No. 333-213951) filed with the Securities and Exchange Commission on October 19, 2016)

4.2	Form of Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's current report on Form 6-K filed with the Securities and Exchange Commission on June 29, 2021)

5.1*	Opinion of Conyers Dill & Pearman

10.1	GDS Holdings Limited 2016 Equity Incentive Plan (as amended on August 6, 2020) (incorporated by reference to Exhibit 4.30 of the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission on April 12, 2021)

23.1*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.2*	Consent of KPMG Huazhen LLP as to the financial information of GDS Holdings Limited

24.1*	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

107*	Filing Fee Table

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, China on February 10, 2022.

GDS Holdings Limited

By:	/s/ William Wei Huang
Name: William Wei Huang
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint William Wei Huang and Daniel Newman, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ William Wei Huang	Chairman and Chief Executive Officer	February 10, 2022
William Wei Huang	(Principal Executive Officer)

/s/ Daniel Newman	Chief Financial Officer (Principal Financial and Accounting	February 10, 2022
Daniel Newman	Officer)

/s/ Sio Tat Hiang	Vice-chairman	February 10, 2022
Sio Tat Hiang

/s/ Satoshi Okada	Director	February 10, 2022
Satoshi Okada

/s/ Bruno Lopez	Director	February 10, 2022
Bruno Lopez

/s/ Lee Choong Kwong	Director	February 10, 2022
Lee Choong Kwong

/s/ Lim Ah Doo	Independent Director	February 10, 2022
Lim Ah Doo

/s/ Bin Yu	Independent Director	February 10, 2022
Bin Yu

/s/ Zulkifli Baharudin	Independent Director	February 10, 2022
Zulkifli Baharudin

/s/ Chang Sun	Independent Director	February 10, 2022
Chang Sun

/s/ Gary J. Wojtaszek	Director	February 10, 2022
Gary J. Wojtaszek

/s/ Judy Qing Ye	Independent Director	February 10, 2022
Judy Qing Ye

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of GDS Holdings Limited has signed this registration statement or amendment thereto in New York, New York on February 10, 2022.

COGENCY GLOBAL INC. – Authorized Representative in the United States

By:	/s/ Colleen A. De Vries
On behalf of Cogency Global Inc.
Name: Colleen A. De Vries
Title: Senior Vice President

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